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                                                                   EXHIBIT 10.39


                           2000 OFFICER INCENTIVE PLAN


PURPOSE: To reward Officers of Fresh Choice, Inc. (Vice Presidents and above) for accomplishments resulting in a year-end profit for the Company.

ELIGIBILITY: Officers of the Company which include Vice Presidents and above who are actively employed by Fresh Choice, Inc. on December 31, 2000.

PLAN YEAR: The plan begins on December 27, 1999 and ends on December 31, 2000.

INCENTIVE PAY AVAILABLE: The incentive pay pool is equal to 15% of the total participants salaries at plan plus 25% of before tax earnings above plan. The pool is allocated among the designated officers based on a predetermined percentage amount. See attached schedule.

INCENTIVE PAY ELIGIBILITY: PARTICIPANTS ARE ONLY ELIGIBLE TO RECEIVE INCENTIVE PAY IF THE ESTABLISHED BEFORE-TAX PROFIT TARGETS ARE ATTAINED. See attached schedule. The 2000 targets include the expense of this program.

DISTRIBUTION OF INCENTIVE PAY: Incentive pay will be paid as soon as practical after year end financials are audited and provided that the Company met or exceeded defined levels of performance.

PLAN INTENT: Fresh Choice intends to maintain the plan under the terms listed above. However, Fresh Choice reserves the right to modify or terminate the plan at any time.